Exhibit 99.1
FOR IMMEDIATE RELEASE
INVESTOR RELATIONS CONTACTS:
MARLIESE L. SHAW, Vice President, Investor Relations Officer (860) 291-3622 OR JOHN T. LUND, Executive Vice President and Chief Financial Officer (860) 291-3626
MEDIA CONTACTS:
LAURA SOLL, Public Relations (860) 688-4499 or (860) 833-4466 cell OR LAURIE A. ROSNER, S.V.P., Marketing Officer (860) 291-3616
Rockville Bank to Open Branch in West Hartford Center
ROCKVILLE, CONN., October 28, 2011 — William (Bill) H. W. Crawford, IV, President and Chief Executive Officer (CEO) of Rockville Bank and Rockville Financial, Inc. (NASDAQ Global Select Stock Market: “RCKB”) today announced that Rockville Bank has filed an application with the Connecticut State Department of Banking for approval to open a full-service branch in West Hartford, Conn.
The new Rockville Bank location will be at 102 LaSalle Road in West Hartford Center. The branch will occupy the same building as the U.S. Post Office, which will continue to operate. The Bank will have its own public entrance and offices, free parking spaces for customers, a convenient drive-up teller window, and an ATM.
“We are very excited about having a significant presence in West Hartford Center and plan to open our doors in the third quarter of 2012,” explains William (Bill) H. W. Crawford, IV, President and Chief Executive Officer (CEO) of Rockville Bank. “In addition to our wide range of personal customer products and services, our new branch will feature Rockville Bank commercial and business banking teams. This will be our second Bank office located west of the Connecticut River, and it is part of our Company’s plans to expand the reach of our branch network.”
“We are excited to have so many personal and commercial customers in the West Hartford community and look forward to meeting more of our neighbors, civic leaders and local businesses, and getting involved in the community in a variety of ways,” adds Crawford.
Udolf Properties acquired the 102 LaSalle Road property and is working with Rockville Bank on modifications for the Bank’s offices in the North side of the building; the U.S. Post Office will be located in another part of the structure. “We are delighted to welcome Rockville Bank to West Hartford,” says Leonard Udolf, owner of Udolf Properties. “We’ve been a longtime Bank customer and believe their sterling reputation and customer service matches perfectly within the community and the Center.”
“This site already is one of West Hartford’s and Greater Hartford’s premier parcels of commercial property,” notes Udolf. “New paving and lighting of the more than 60-space parking lot, along with changes to the building’s façade, will further enhance West Hartford Center as a top destination in Connecticut.”
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Rockville Bank to Open Branch in West Hartford Center...Page 2
Rockville Bank currently is a 21 1/2-branch community bank serving Tolland, Hartford, and New London counties in Connecticut. It provides a convenient banking lifestyle for Colchester, Coventry, East Windsor, Ellington, Enfield, Glastonbury, Manchester, Rockville, Somers, South Glastonbury, South Windsor, Suffield, Vernon, seven days a week in Tolland, and three Big Y supermarket locations. A New Haven County Commercial Banking Office is now open and located at 2319 Whitney Avenue in Hamden, Conn. to provide an array of commercial products and services for businesses located in New Haven County and surrounding areas. For more information about Rockville Bank’s services and products, call (860) 291-3600 or visit www.rockvillebank.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
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